EXHIBIT 99.1

FOR:          NEXGEN BIOFUELS LTD.

CONTACT:      Eran Rotem CFO
              +972-3-9277232/3

PRNEWSWIRE    Mrs. Rakefet Sudri PR Newswire Israel
CONTACT:      info@prnewswire.co.il
              DL  +972-77-2005042
              F   +972-77-2005043
              M   +972-52-4308081

              NEXGEN BIOFUELS LTD. (NASDAQ: NXGN) ANNOUNCES RECEIPT
                        OF NASDAQ DELISTING DETERMINATION

New York, NY, February 27, 2008 - NexGen Biofuels Ltd. (f/k/a Healthcare Technologies Ltd.) (the "Company") announced today that on February 26, 2008, the Company received a letter from the Nasdaq Listing Qualification Panel, informing the Company that the Panel had determined to delist the Company's ordinary shares from The Nasdaq Stock Market following a determination by the Staff of the Nasdaq Listing Qualifications Department that the Company had failed to meet the Nasdaq listing standards for a reverse merger in connection with the Company's Plan of Arrangement with NexGen Biofuels Inc. Nasdaq will suspend trading of the Company's ordinary shares effective at the open of business on Thursday, February 28, 2008.

     The Company believes that, following the recent filing of a Form 211 by a market maker, its ordinary shares will be eligible for trading on the OTC Bulletin Board.

For more information on NexGen Biofuels, Inc., visit www.nexgenbiofuels.net.

SAFE HARBOR: THIS PRESS RELEASE CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. WITH THE EXCEPTION OF HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS DISCUSSED IN THIS PRESS RELEASE INVOLVE RISK AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD LOOKING STATEMENT MADE BY OR ON BEHALF OF HEALTHCARE TECHNOLOGIES LTD. READERS ARE REFERRED TO THE DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, SPECIFICALLY THE FORM 8-K/A FILED ON FEBRUARY 12, 2008 THAT IDENTIFIES IMPORTANT RISKS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE CONTAINED IN THE FORWARD LOOKING STATEMENTS.